EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-123162 on Form F-4 of our report dated February 26, 2004 (except for Note 25, as to which the date is June 29, 2004), relating to the financial statements of Telefónica, S. A. appearing in the Annual Report on Form 20-F of Telefónica, S. A. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte, S.L.
Madrid, Spain
April 12, 2005